UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2023
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if that registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Effective December 8, 2023 (the “Closing Date”), GPI TX-G, Inc., GPI TX-GII, Inc. and GPI TX-GIII, Inc. (collectively, the “Closing Date Borrowers”), each a subsidiary of Group 1 Automotive, Inc. (the “Company”), entered into a master loan agreement and addendum to master loan agreement (collectively, the “GM Floorplan Facility”) with AmeriCredit Financial Services, Inc., doing business as GM Financial, as lender (the “Lender”), providing a discretionary floorplan credit facility for new motor vehicles, demonstrator vehicles and courtesy vehicles manufactured by divisions of General Motors Corporation (“GM”). The Closing Date Borrowers, together with any other subsidiaries of the Company that operate GM dealerships and are joined as borrowers to the GM Floorplan Facility (collectively, the “Borrowers”), may request advances under the GM Floorplan Facility from time to time up to the maximum amount set forth in the GM Floorplan Facility for each Borrower (as determined by Lender in its discretion based on vehicle type, brand, use or other criteria). As of the Closing Date, the aggregate maximum amount of floorplan financing indebtedness that may be incurred under the GM Floorplan Facility is $84,500,000. Interest on the advances under the GM Floorplan Facility accrues at the prime rate minus 100 basis points. The GM Floorplan Facility is secured by, among other things, new motor vehicle inventory financed by the Borrowers and guaranteed by the Company on an unsecured basis, with the Borrowers and the Company liable on a joint and several basis for obligations under the GM Floorplan Facility, with certain exceptions. The GM Floorplan Facility contains a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, create liens on assets, make investments and engage in mergers or consolidations. The GM Floorplan Facility also contains typical Events of Default (as defined in the GM Floorplan Facility), including non-payment of obligations and cross-defaults to certain of our other material indebtedness. Upon the occurrence of an Event of Default, we could be required to immediately repay all or certain portions of the amount outstanding under the GM Floorplan Facility.
The description of the GM Floorplan Facility set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the GM Floorplan Facility, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Master Loan Agreement dated effective December 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	December 11, 2023	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President